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                                                                   Exhibit 10.53

                                 FIFTH AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

      WHEREAS, Fisher Scientific International Inc. (the "Company") desires to merge the Fisher Scientific Company L.L.C. Profit Sharing Plan (the "SEC Plan") into the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan"); and

      WHEREAS, the Company desires to preserve certain rights and protected benefits available under the SEC Plan; and

      WHEREAS, Section 11.1 of the Plan grants the Administrative and Investment Committee (the "Committee") the authority to make amendments to the Plan which will not involve an estimated annual cost under the Plan in excess of $500,000.

      NOW,THEREFORE, it hereby is:

      RESOLVED THAT effective January 1, 2003, the SEC Plan is merged into the Plan and the Plan is hereby amended as follows:

      This Schedule J is to be added to the Plan effective January 1, 2003, for purposes of preserving the following rights, protected benefits and automatic forms of distribution previously available under the SEC Plan for such Participants.

                                   "Schedule J

      This Schedule J shall apply to any individual, who was a participant in the Fisher Scientific Company L.L.C. Profit Sharing Plan (the "SEC Plan and such account thereunder, the "SEC Transfer Account") and as a result of the merger, has a plan to plan transfer to this Plan of their SEC Transfer Account. Only with respect to such Participant's interests in his or her SEC Transfer Account, a former SEC Plan Participant shall be entitled to the following rights, protected benefits and automatic forms of distribution:

      1. Vesting. A former SEC Plan Participant shall become fully vested with respect to such Participant's entire SEC Transfer Account.

      2. Loans. If a former SEC Plan Participant uses his Vested Account as security for a loan, such Participant must obtain consent from his spouse, if any, pursuant to the terms of the SEC Plan, no earlier than the beginning of the 90-day period that ends on the date on which the loan to be secured is made.

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      3. A former SEC Plan Participant shall be entitled to elect to receive his or her interest in their SEC Transfer Account in the optional forms of distribution available pursuant to the terms of the SEC Plan until the earlier of (i) the 90th day following the date such Participant receives the furnished summary of material modification of the amendment to the SEC Plan which reduces the optional forms of distribution available under the SEC Plan, or (ii) the first day of the second plan year in which such amendment is adopted.

      4. Only with respect to a former SEC Plan Participant's interest in their SEC Transfer Account, a Participant, who as of January 1, 2003, has a spouse shall have the automatic forms of distribution available as follows:

      (a) Retirement Benefits. The automatic form of retirement benefit for a former SEC Plan Participant who does not die before the Annuity Starting Date shall be the Qualified Joint and Survivor Annuity and an election of any optional forms of distribution must comply with Section 417(a) of the Code.

      (b) Death Benefits. The automatic form of death benefits for a former SEC Plan Participant who dies before his Annuity Starting Date shall be a Qualified Preretirement Survivor Annuity, so long as such Participant has been continuously married throughout the one-year period ending on the date of his death and an election of any optional forms of distribution must comply with
Section 417(a) of the Code. The spouse may elect to start receiving the death benefit on any first day of the month on or after such Participant dies and by the date such Participant would have been 70 1/2. If the spouse dies before the benefits start, the former SEC Plan Participant's Vested Account, determined as of the date of the spouse's death, shall be paid to the spouse's beneficiary as defined under the Plan.

      5. All terms not herein defined shall have the same meaning assigned to them under the SEC Plan.

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Savings and Profit Sharing Plan is amended the 20 day of December, 2002.

                                        ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                        /s/ Paul M. Meister
                                        ------------------------------------
                                        Paul M. Meister

                                        /s/ Todd M. DuChene
                                        ------------------------------------
                                        Todd M. DuChene


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